Exhibit 5.1

Mandelbaum Salsburg P.C.
Vincent J. McGill Partner	1270 AVENUE OF THE AMERICAS, 18th Floor Direct Dial: 212 324-1876 NEW YORK, NEW YORK 10020	TELEPHONE: (212) 779-9910 FAX: (212) 779-9928 Direct Dial: (212) 561-3604

June 28, 2018

Board of Directors

One Horizon Group, Inc.

34 South Molton Street

London W1K 5RG, United Kingdom

Re: Registration Statement on Form S-3 for Offering of Shares of Common Stock by Selling Stockholders

Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by the selling stockholders named in the Registration Statement on Form S-3 of One Horizon Group, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale of 6,025,000 shares of the common stock, par value $0.00001 (the “Common Shares”), of the Company (the “Registration Statement”), including 1,850,000 shares of common stock issuable upon exercise of warrants (the “Warrants”) issued to First Choice International Company, Inc. pursuant to a Mergers & Acquisitions Agreement dated December 13, 2017 (the “M&A Agreement”). The issuance and sale of the Shares and M&A Warrants were exempt from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D under the Securities Act and Section 4(a)(2) of the Securities Act. The shares of common stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws, each as currently in effect, the M&A Agreement, the Warrants, the agreements pursuant to which the Shares were issued to, or acquired by, the Selling Stockholders named in the Registration Statement and the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents (except we have not assumed due execution and delivery by the Company of any such documents).

On the basis of the foregoing and in reliance thereon, we are of the opinion that:

1.	The Shares have been validly issued, fully paid and are non-assessable.

2.	The Warrant Shares issuable upon exercise of the Warrants, when issued against payment of the exercise price specified in the Warrants, will be, validly issued, fully paid and non-assessable.

We are attorneys licensed to practice in the State of New York and are familiar with the General Corporation Law of the State of Delaware (“the “DGCL”). Our opinion is limited to the laws of the State of New York, the DGCL, , including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, New York law and the federal laws of the United States of America to the extent referred to specifically herein. We express no opinion herein as to any other laws, statutes, regulations or ordinances. We have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are experts with the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Mandelbaum Salsburg P.C.